Exhibit 99.1

For more information, contact:

Inna Vyadro	William J. Stuart
Director of Investor Relations	Chief Financial Officer
Soapstone Networks	Soapstone Networks
978-715-2300	978-715-2300
ivyadro@soapstonenetworks.com	wstuart@soapstonenetworks.com

Soapstone Networks Reports First Quarter 2009 Results

Billerica, MA, April 30, 2009 — Soapstone Networks Inc. (NASDAQ: SOAP) today reported results for its first quarter ended March 31, 2009.

GAAP loss from continuing operations for the first quarter ended March 31, 2009 was $8.1 million, or $(0.55) per share, compared to a GAAP loss from continuing operations of $5.5 million, or $(0.37) per share, in the prior year’s first quarter. Including income from discontinued operations, GAAP net loss for the first quarter ended March 31, 2008 was $3.7 million, or $(0.25) per share. Because there is no income from discontinued operations after December 31, 2008, GAAP net loss for the quarter ended March 31, 2009 was the same as GAAP loss from continuing operations for the same period. GAAP net loss in the 2009 and 2008 periods include $0.6 million and $0.5 million, respectively, of certain non-cash equity based charges associated with Financial Accounting Standards Board Statement No. 123R (“SFAS 123R”).

Non-GAAP loss from continuing operations (GAAP loss from continuing operations excluding charges for certain stock based compensation) for the first quarter ended March 31, 2009 was $7.6 million or $(0.51) per share compared to non-GAAP loss from continuing operations of $5.0 million or $(0.34) per share in the first quarter of 2008. Including income from discontinued operations, non-GAAP net loss (GAAP net loss or income excluding charges for certain stock based compensation) for the first quarter ended March 31, 2008 was $3.2 million, or $(0.22).

Cash, cash equivalents and marketable securities totaled $82.3 million at March 31, 2009.

“During the first quarter we took some critical steps to realign our business while we aggressively explore strategic alternatives,” said Bill Leighton, Soapstone’s CEO. “We remain committed to executing on our product strategy for the Provider Network Controller and I am pleased to announce that the PNC has been deployed in another Tier 1 carrier lab.”

Soapstone Networks will discuss these quarterly results as well as future business and financial expectations in an investor conference on April 30, 2009 at 8:30 AM eastern daylight savings time. The conference telephone number is (800) 230-1074. A replay of the conference call will be available after 11:15 AM. Replay information will be available at (800) 475-6701 (USA) access code: 997574. Replay of this call is also available on Soapstone’s Web site, www.soapstonenetworks.com, along with a copy of this release.

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Soapstone and PNC (Provider Network Controller) are trademarks of Soapstone Networks Inc.

This release contains information about Soapstone’s future expectations, plans, and prospects, including Soapstone’s expectations for commercial activities and the growth opportunity for Soapstone Networks, as well the strategic review being undertaken by Soapstone, that constitute forward-looking statements for purposes of the safe harbor provisions under the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are subject to risks and uncertainties, which could cause actual results to differ materially from those anticipated. Statements made with regard to interim results are not necessarily indicative of results that may be expected for future interim periods or for the full year. When used in this press release, the word “will”, “expected” and other similar expressions are intended to identify such forward looking statements. Such risks and uncertainties include, but are not limited to, the difficulties in identifying, analyzing and consummating strategic alternatives, the early stage of Soapstone Networks, market acceptance of our products, services and enhancements, customer purchasing patterns and commitments, development of the market place, product development and enhancement, intensity of competition of other vendors, technological changes, reliance on technology and distribution partners, and other risks set forth in Soapstone’s filings with the Securities and Exchange Commission. Soapstone does not undertake any duty to update forward-looking statements.

About Soapstone Networks

Soapstone Networks is at the forefront of the movement to Carrier Ethernet by developing resource and service control systems that realize NGN software-provisioned services in the new Carrier Ethernet transport network. Soapstone’s common control framework decouples services from underlying network technologies. The Soapstone solution is designed to dynamically provision precise, SLA-quality services, continuously optimizing utilization of network resources to bring orderly, predictable business-driven behavior to service provider networks. The future of Carrier Ethernet - www.soapstonenetworks.com.

SOAPSTONE NETWORKS INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(IN THOUSANDS, EXCEPT SHARE AND PER SHARE AMOUNTS)

(Unaudited)

	Three Months Ended March 31,
	2009	2008
Revenue	$—	$—
Cost of revenue	—	—

Gross margin	—	—

Research and development (1)	4,233	3,642
Sales and marketing (1)	2,230	1,256
General and administrative (1)	1,878	1,531

Total operating expenses	8,341	6,429

Loss from continuing operations	(8,341)	(6,429)
Interest income	209	941

Loss from continuing operations	(8,132)	(5,488)

Income from discontinued operations, net of tax (1)	—	1,771

Net loss	$(8,132)	$(3,717)

Weighted average common shares used in computing diluted net loss per share	14,866,870	14,792,089

Loss per diluted share from continuing operations	$(0.55)	$(0.37)
Income per diluted share from discontinued operations	$—	$0.12
Net loss per diluted share	$(0.55)	$(0.25)

(1) Includes certain non-cash, stock-based compensation, as follows:
Research and development	$231	$205
Sales and marketing	162	114
General and administrative	186	161
Discontinued operations	—	23

SOAPSTONE NETWORKS INC.

NON-GAAP CONSOLIDATED STATEMENTS OF OPERATIONS

(IN THOUSANDS, EXCEPT SHARE AND PER SHARE AMOUNTS)

(Unaudited)

Note 1

	Three Months Ended March 31,
	2009	2008
Revenue	$—	$—
Cost of revenue	—	—

Gross margin	—	—

Research and development	4,002	3,437
Sales and marketing	2,068	1,142
General and administrative	1,692	1,370

Total operating expenses	7,762	5,949

Loss from continuing operations	(7,762)	(5,949)
Interest income	209	941

Non-GAAP loss from continuing operations	(7,553)	(5,008)

Non-GAAP income from discontinued operations, net of tax	—	1,794

Non-GAAP net loss	$(7,553)	$(3,214)

Weighted average common shares used in computing diluted net (loss) income per share	14,866,870	14,792,089

Loss per diluted share from continuing operations	$(0.51)	$(0.34)
Income per diluted share from discontinued operations	$—	$0.12
Net loss per diluted share	$(0.51)	$(0.22)

Note 1 – The above non-GAAP consolidated statements of operations for the three months ended March 31st, 2009 and 2008 are not presented in accordance with generally accepted accounting principles (GAAP) and are presented for informational purposes only. These statements exclude the impact of non-cash charges related to certain stock based compensation as presented in the following reconciliation for the applicable periods. The Company believes that this presentation of non-GAAP results provides helpful information to both management and investors in assessing our core operating performance. Such information should not be considered superior to, in isolation from, or as a substitute for results presented in accordance with generally accepted accounting principles.

	Three Months Ended March 31,
	2009	2008
Non-GAAP net (loss) income	$(7,553)	$(3,214)
Continuing operations:
Certain non-cash stock based compensation	(579)	(480)
Discontinued operations:
Certain non-cash stock based compensation	—	(23)

GAAP net (loss) income	$(8,132)	$(3,717)

SOAPSTONE NETWORKS INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(IN THOUSANDS)

(Unaudited)

	March 31, 2009	December 31, 2008
Assets
Cash, cash equivalents and marketable securities	$82,300	$89,166
Prepaid expenses and other current assets	918	1,245

Total current assets	83,218	90,411

Property and equipment, net	3,960	4,289
Prepaid rents and other non-current assets	533	537

Total assets	87,711	95,237

Liabilities and Stockholders’ Equity
Accounts payable and accrued expenses	3,086	3,059
Stockholders’ equity	84,625	92,178

Total liabilities and stockholders’ equity	87,711	95,237

December 31, 2008 amounts are derived from audited financial statements.

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